Exhibit 99.1

APPALACHIAN PROPERTIES

INDEX TO FINANCIAL STATEMENTS

Page

FINANCIAL STATEMENTS:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	2

Statements of Revenues less Direct
Operating Expenses for the Years Ended December 31, 2007 and 2006	3

Notes to Financial Statements	4

Supplemental Information to Financial Statements	6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EOG Resources, Inc.

Houston, Texas

We have audited the accompanying statements of revenues less direct operating expenses of the Appalachian Properties (the “Appalachian Properties”), as defined in the asset purchase agreement dated December 7, 2007 between EOG Resources, Inc. (“EOG”) and EXCO Appalachia, Inc. for each of the years ended December 31, 2007 and 2006. These statements are the responsibility of EOG’s management. Our responsibility is to express an opinion on these statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Appalachian Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Appalachian Properties internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statements and are not intended to be a complete presentation of the EOG’s interests in the Appalachian Properties described above.

In our opinion, the statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Appalachian Properties for each of the years ended December 31, 2007 and 2006, as described in Note 1 to the statements, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Houston, Texas
February 19, 2008

APPALACHIAN PROPERTIES

STATEMENTS OF REVENUES LESS DIRECT OPERATING EXPENSES -

ASSETS ACQUIRED FROM EOG RESOURCES, INC.

(in thousands)

	Years Ended December 31,
	2007	2006

Net Operating Revenues:
Wellhead Natural Gas	$42,186	$50,774
Wellhead Crude Oil, Condensate and Natural Gas Liquids	1,232	1,400
Other Revenue	(53)	(286)
Total	43,365	51,888

Direct Operating Expenses:
Lease and Well	5,392	4,843
Transportation Costs	284	446
Taxes Other Than Income	618	414
Total	6,294	5,703

Revenues less Direct Operating Expenses	$37,071	$46,185

The accompanying notes are an integral part of the Statements of Revenue less Direct Operating Expenses.

APPALACHIAN PROPERTIES

ASSETS ACQUIRED FROM EOG RESOURCES, Inc.

NOTES TO STATEMENTS OF REVENUES LESS DIRECT OPERATING EXPENSES

Note 1. Basis of Presentation

The accompanying historical Statements of Revenues less Direct Operating Expenses present the revenues less direct operating expenses of the assets (Appalachian Properties) acquired by EXCO Resources, Inc. (Buyer) from EOG Resources, Inc. and its wholly-owned subsidiaries EOG Resources Appalachian LLC and Energy Search Incorporated (collectively EOG).  The terms of this transaction are set forth in the Asset Purchase Agreement Dated December 7, 2007 (APA) between EOG and the Buyer.

The Appalachian Properties were part of a larger affiliated enterprise prior to their acquisition by the Buyer on February 20, 2008 and representative amounts of general and administrative expenses, interest expense and other indirect costs were not allocated to the properties acquired, nor would such allocated historical costs or depreciation, depletion and amortization be relevant to future operations of the Appalachian Properties.  Accordingly, the historical Statements of Revenues less Direct Operating Expenses are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenues in the accompanying Statements of Revenues less Direct Operating Expenses are recorded on the entitlement method based on percentage ownership of current production.  Each working interest owner in a well generally has the right to a specific percentage of production, although actual production sold on that owner’s behalf may differ from that owner’s ownership percentage.  Under entitlement accounting, a receivable is recorded when underproduction occurs and a payable is recorded when overproduction occurs.  The effect on revenue of such production imbalances is not material.

Direct operating expenses are recognized on the accrual basis.  Included in direct operating expenses are lease and well expenses, transportation costs and taxes other than income.  Lease and well expenses can be divided into the following categories: costs to operate and maintain oil and natural gas wells and the cost of workovers.  Operating and maintenance expenses include, among other things, pumping services, salt water disposal, equipment repair and maintenance, lease upkeep, and fuel and power.  Transportation costs include the cost of compression (the cost of compressing natural gas to meet pipeline pressure requirements), dehydration (the cost associated with removing water from natural gas to meet pipeline requirements), gathering fees, fuel costs and transportation fees.  Taxes other than income include severance taxes and ad valorem taxes.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Note 2. Omitted Historical Financial Information

Historical financial information reflecting financial position, results of operations, and cash flows of the Appalachian Properties is not presented because it would be impractical and costly to obtain since such financial information was not historically prepared by EOG at a level representative of these properties.  Liabilities assumed were not material and consisted primarily of asset retirement obligations.  In addition, the Appalachian Properties were part of a larger enterprise prior to the acquisition and representative amounts of indirect general and administrative expenses, interest expense and other indirect costs were not allocated to the Appalachian Properties, nor would such allocated historical costs or depreciation, depletion and amortization be relevant to future operations of the Appalachian Properties.  The historical Statements of Revenues less Direct Operating Expenses are presented in order to comply with the rules and regulations of the Securities and Exchange Commission for businesses acquired.  Accordingly, the accompanying Statements of Revenues less Direct Operating Expenses are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

Note 3. Commitments and Contingencies

Pursuant to the terms of the APA, any claims, litigation or disputes pending as of the closing of the transaction or any matters arising in connection with ownership of the Appalachian Properties prior to the closing of the transaction were assumed by the Buyer.  EOG is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the Statements of Revenues less Direct Operating Expenses.

SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

Oil and Natural Gas Reserves

The following disclosures are made in accordance with Statement of Financial Accounting Standards (SFAS) No. 69, “Disclosures about Oil and Gas Producing Activities”:

Oil and Gas Reserves.  Users of this information should be aware that the process of estimating quantities of “proved,” “proved developed” and “proved undeveloped” crude oil and natural gas reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir.  The data for a given reservoir may also change substantially over time as a result of numerous factors including, but not limited to, additional development activity, evolving production history, and continual reassessment of the viability of production under varying economic conditions.  Consequently, material revisions (upward or downward) to existing reserve estimates may occur from time to time.  Although every reasonable effort is made to ensure that reserve estimates reported represent the most accurate assessments possible, the significance of the subjective decisions required and variances in available data for various reservoirs make these estimates generally less precise than other estimates presented in connection with financial statement disclosures.

Proved reserves represent estimated quantities of natural gas, crude oil, condensate, and natural gas liquids that geological and engineering data demonstrate, with reasonable certainty, to be recoverable in future years from known reservoirs under economic and operating conditions existing at the time the estimates were made.

Proved developed reserves are proved reserves expected to be recovered, through wells and equipment in place and under operating methods being utilized at the time the estimates were made.

Proved undeveloped reserves are reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for completion.  Reserves on undrilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled.  Proved reserves for other undrilled units can be claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.  Estimates for proved undeveloped reserves are not attributed to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual tests in the area and in the same reservoir.

Estimates of proved and proved developed reserves at December 31, 2007 and 2006 were based on studies performed by the engineering staff of EOG for all reserves.  No major discovery or other favorable or adverse event subsequent to December 31, 2007 is believed to have caused a material change in the estimates of proved or proved developed reserves as of that date.

The following table sets forth net proved reserves at December 31, 2007, 2006 and 2005, and the changes in the net proved reserves and proved developed reserves for the years ended December 31, 2007 and 2006, as estimated by the engineering staff of EOG.

NET PROVED AND PROVED DEVELOPED RESERVE SUMMARY

	Gas	Liquids	Equivalent
	(Bcf) (1)	(Mbbl) (2)	(Bcfe) (1)

NET PROVED RESERVES

Net Proved Reserves at December 31, 2005	173	459	176
Extensions, discoveries and other additions	19	—	19
Revisions	(30)	(28)	(30)
Production	(7)	(23)	(7)
Net Proved Reserves at December 31, 2006	155	408	158
Extensions, discoveries and other additions	37	—	37
Revisions	11	21	11
Production	(6)	(20)	(7)
Net proved reserves at December 31, 2007	197	409	199

	Gas	Liquids	Equivalent
	(Bcf) (1)	(Mbbl) (2)	(Bcfe) (1)

NET PROVED DEVELOPED RESERVES

December 31, 2006	115	348	117
December 31, 2007	131	350	133

(1)

Billion cubic feet or billion cubic feet equivalent, as applicable. Natural gas equivalents are determined using the ratio of 6 thousand cubic feet of natural gas to 1 barrel of crude oil, condensate or natural gas liquids.

(2)	Thousand barrels; includes crude oil, condensate and natural gas liquids.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves.  The following information has been developed utilizing procedures prescribed by SFAS No. 69 and based on crude oil and natural gas reserve and production volumes estimated by the engineering staff of EOG.  The estimates were based on commodity prices at year-end.  Information contained in the following table should not be considered as representative of realistic assessments of future cash flows, nor should the Standardized Measure of Discounted Future Net Cash Flows be viewed as representative of the current value of the Appalachian Properties.

The future cash flows presented below are based on sales prices and cost rates in existence as of the date of the projections.  It is expected that material revisions to some estimates of crude oil and natural gas reserves may occur in the future, development and production of the reserves may occur in periods other than those assumed, and actual prices realized and costs incurred may vary significantly from those used.

The following table sets forth the standardized measure of discounted future net cash flows from projected production of EOG’s crude oil and natural gas reserves for the years ended December 31:

	2007	2006

Future cash inflows	$1,399,855	$887,200
Future production costs	(371,614)	(289,637)
Future development costs	(162,321)	(140,180)
Future net cash flows	865,920	457,383
Discount to present value at 10% annual rate	(602,710)	(287,536)
Standardized measure of discounted future net cash flows	$263,210	$169,847

Changes in Standardized Measure of Discounted Future Net Cash Flows.  The following table sets forth the changes in the standardized measure of discounted future net cash flows at December 31, for each of the two years in the period ended December 31, 2007:

December 31, 2005	$448,678
Sales and transfers of oil and gas produced, net of production costs	(44,608)
Net changes in prices and production costs	(259,783)
Extensions, discoveries, additions and improved recovery, net of related costs	8,118
Development costs incurred	5,600
Revisions of estimated development cost	2,236
Revisions of previous quantity estimates	(38,173)
Accretion of discount	44,868
Purchases of reserves in place	—
Sales of reserves in place	—
Changes in timing and other	2,911
December 31, 2006	169,847
Sales and transfers of oil and gas produced, net of production costs	(35,157)
Net changes in prices and production costs	59,279
Extensions, discoveries, additions and improved recovery, net of related costs	30,344
Development costs incurred	5,600
Revisions of estimated development cost	11,149
Revisions of previous quantity estimates	19,356
Accretion of discount	16,985
Purchases of reserves in place	—
Sales of reserves in place	(110)
Changes in timing and other	(14,083)
December 31, 2007	$263,210